EXHIBIT (p)(19)


                         ACADIAN ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                           UPDATED AS OF APRIL 1, 2007

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Table of Contents

Introduction                                                                   7

General Principles                                                             8

Scope of the Code                                                              8

Persons Covered by the Code                                                    8

Accounts Covered by the Code                                                   9
      How to report accounts                                                   9

Securities Covered by the Code                                                10

Blackout Periods and Restrictions                                             10

Short-Term Trading                                                            12

Exceptions to Preclearance, Blackout and Short-Term Trading                   12

Standards of Business Conduct                                                 13

Compliance with Laws and Regulations                                          13

Conflicts of Interest                                                         13
      Conflicts Among Client Interests                                        13
      Competing with Client Trades                                            13
      Other Potential Conflicts Provisions                                    13
      Disclosure of Personal Interest                                         14
      Referrals/Brokerage                                                     14
      Vendors and Suppliers                                                   14
      Soft Dollars                                                            14
      Frontrunning                                                            14
      Churning                                                                14
      Unfair Treatment of Certain Clients vis-a-vis Others                    14

Insider Trading                                                               14
      Penalties                                                               15
      Material Nonpublic Information                                          15

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Gifts and Entertainment                                                       16
      General Statement                                                       16
      Gifts                                                                   16
      Receipt                                                                 16
      Offer                                                                   16
      Cash                                                                    16
      Entertainment                                                           17
      Conferences                                                             17
      Quarterly Reporting                                                     17

Political and Charitable Contributions                                        17

Confidentiality                                                               18

Service on a Board of Directors                                               18

Partnerships                                                                  18

Other Outside Activities                                                      19

Marketing and Promotional Activities                                          19

Old Mutual Stock                                                              19

Affiliated Broker-Dealers                                                     19

Compliance Procedures                                                         20

Reporting of Access Person Investment Accounts                                20

Duplicate Statements and Confirmations                                        20

Personal Securities Transactions Preclearance Procedures                      21
      Securities requiring preclearance                                       21
      Initial Public Offerings                                                21
      Limited of Private Offerings                                            21

Quarterly Reporting
      Transactions                                                            22
      Gifts and Entertainment                                                 22

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Annual Reporting                                                              22

New Hire Reporting                                                            22

Review and Enforcement                                                        22

Certification of Compliance                                                   23
      Initial Certification                                                   23
      Acknowledgement of Amendments                                           23
      Annual Certification                                                    23

Miscellaneous                                                                 23

Excessive or Inappropriate Trading                                            23

Access Person Disclosure and Reporting                                        24
      Access Person Background Information                                    24
      Upon Occurrence                                                         24

Responsibility to Know Rules                                                  24

Recordkeeping                                                                 24

Form ADV Disclosure                                                           25

Administration and Enforcement of the Code                                    25

Training and Education                                                        25
      New Hires                                                               25
      Annual                                                                  25

Board Approval                                                                25

Report to Board                                                               25

Report to Senior Management                                                   25

Reporting Violations                                                          25
      Confidentiality                                                         25

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      Advice of Counsel                                                       25
      Apparent Violations                                                     26
      Retaliation                                                             26

Sanctions                                                                     26

Further Information about the Code                                            26

                                        5

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Appendices

      APPENDIX A      REQUIRED FORMS

      APPENDIX B      FREQUENTLY ASKED QUESTIONS AND ANSWERS

                                        6

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Introduction

Acadian Asset Management, Inc. ("Acadian") is a quantitative based investment manager following over 25,000 securities on a daily basis. With limited exceptions related to frontier markets, daily buy and sell lists are generated automatically via an optimizer, and are not the result of individual stock selection or buy and sell decisions of any employee. There is no "recommended" list maintained. As a result, on any given day it is possible that the Optimizer could recommend that any security in the universe of over 25,000 be traded on behalf of a client.

All trades are done as part of "program" trading and executed through the program trading desks of global securities brokers. No affiliated broker is utilized for trading.

Acadian's Code attempts to recognize this approach to investment management by striking a balance in an effort to ensure a client is not materially impacted by the actions of Acadian or an Acadian "Access Person" while continuing to permit such Access Persons to engage in personal trading and activities the firm deems permissible.

Acadian has adopted this Code of Ethics pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and rule amendments under
Section 204 of the Advisers Act. The Code of Ethics sets forth standards of conduct expected of Acadian's employees, consultants, and contractors and addresses conflicts that may arise from personal trading. Whether an individual is considered an "Access Person" under the Code and thus subject to Code compliance is dependent upon various factors including: what job responsibilities the individual has on behalf of the firm, what type of Access they have to certain internal portfolio construction and trading databases, and whether or not they primarily work on-site or not. Ultimate determination as to whether any individual is subject to the Code, or exempt from certain parts of the Code, is left to the CCO and Compliance Committee.

The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by Acadian and its Access Persons. As a fiduciary, Acadian has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interests.

This Code of Ethics is designed to:

   o  Protect Acadian's clients by deterring misconduct;

   o  Guard against violation of the securities laws;

   o Educate Access Persons regarding Acadian's expectations and the laws governing their conduct;

   o Remind Access Persons that they are in a position of trust and must act with complete propriety at all times;

   o  Protect the reputation of Acadian; and

   o  Establish  procedures  for Access  Persons to follow so that  Acadian  may
      determine   whether   Access   Persons  are  complying  with  its  ethical
      principles.

This Code of Ethics is based upon the principle that the directors, officers and other Access Persons of Acadian owe a fiduciary duty to, among others, the clients of Acadian to conduct their affairs, including their personal securities transactions, in such a manner as to avoid materially (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with Acadian; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of Acadian's CCO to report violations of this Code of Ethics to Acadian's Executive Committee, Board of Directors, and the Board of Directors of any U.S. registered investment company for which Acadian acts as adviser or sub-adviser.

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Part 1. General Principles

Our principles and philosophy regarding ethics stress Acadian's overarching fiduciary duty to its clients and the obligation of its Access Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in Acadian by its clients and to give effect to the belief that Acadian's operations should be directed to benefit its clients, Acadian has adopted the following general principles to guide the actions of its Access Persons:

      1. The interests of clients are paramount. All Access Persons must conduct themselves and their operations to give maximum effect to this belief by at all times placing the interests of clients before their own.

      2. All personal transactions in securities by Access Persons must be accomplished so as to not materially conflict with the interests of any client.

      3. All Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a client, or that otherwise brings into question the person's independence or judgment.

      4. All information concerning the specific security holdings and financial circumstances of any client is strictly confidential. Access Persons are expected to maintain such confidentiality, secure such information and disclose it only to other Access Persons with a need to know that information.

      5. All Access Persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect Acadian's reputation.

Federal law requires that this Code of Ethics not only be adopted but that it must also be enforced with reasonable diligence. The Compliance Group will keep records of any violation of the Code of Ethics and of the actions taken as a result of such violations. Failure to comply with the Code of Ethics may result in disciplinary action, including monetary penalties and the potential for the termination of employment with Acadian. In addition, noncompliance with the Code of Ethics has severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits, and sanctions on your ability to remain employed in any capacity in the investment advisory business or in a related capacity.

Part 2. Scope of the Code of Ethics

A.    PERSONS COVERED BY THE CODE OF ETHICS

Persons  covered  by  the  Code  or  "Access  Person"  may  include   employees,
consultants, contractors and certain IMMEDIATE FAMILY MEMBERS* or persons subject to the financial support of the Access Person. A person whose job responsibilities require him or her to spend a significant amount of time working on-site or that give him or her access to Acadian's research and/or trading databases will be characterized as an Access Person as well as any other individual as determined by the CCO and Compliance Committee.

* An IMMEDIATE FAMILY MEMBER is defined to include any relative by blood or marriage living in an Access Person's household subject to the Access Person's financial support or any other individual living in the household subject to the Access Person's financial support (spouse, minor children, a domestic partner etc.).

NON-RESIDENT DIRECTOR
---------------------

Acadian's non-resident Director is also considered an Access Person where specified herein. "NON-RESIDENT DIRECTOR" means any director of the Company who does not maintain a business address at the Company and who does not, in the ordinary cause of his or her business, receive current information

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regarding  the  purchase or sale of  securities  by the  Company or  information regarding recommendations concerning the purchase or sale of securities by the Company.

Reporting sections of the Code that are applicable to Acadian's "non-resident director" are the following:

      (1)   The preclearance of purchases of Initial Public Offerings

      (2) The preclearance of the purchase or sale of Limited or Private Offerings.

      (3)   Quarterly reporting of transactions

      (4)   Annual Certification of the receipt of the Code of Ethics

      (5)   Year end holdings report.

B.    ACCOUNTS COVERED BY THE CODE

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security covered by the Code is eligible for purchase or sale. This typically includes:

   o  individual and joint accounts

   o  accounts in the name of an IMMEDIATE FAMILY MEMBER as defined in the Code

   o  accounts in the name of any individual subject to your financial support

   o  trust accounts

   o  estate accounts

   o  accounts where you have power of attorney or trading authority

   o other type of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

   * Your 401K account held through Acadian is exempt from this requirement as account information is obtained directly by the Compliance Group.

Each Access Person is required to ensure that any immediate family member as defined herein or person subject to the Access Person's financial support is complying with this requirement. Education and oversight is a must. Noncompliance with the Code of Ethics by any of these individuals will have the same ramifications on the related employee as if it were the employee who did not comply.

As a best practice, Access Persons are encouraged to report all accounts in which multi-family mutual funds can be purchased or sold. This will address, in advance, the addition of any fund families to the list of those advised or subadvised by Acadian or one of our Old Mutual affiliates. Access Persons should be aware that accounts held directly at a mutual fund sponsor may also require reporting as these circumstances change.

HOW TO REPORT ACCOUNTS:

1. New Hires should utilize "New Hire" Exhibit B to report any existing "covered accounts" at the time of hire with Acadian.

2. Any "covered account" established after an Access Person is associated with Acadian should be reported as part of a Preclearance Form (Exhibit 1) or on the Quarterly Transaction report (Exhibit 2).

C.    SECURITIES COVERED BY THE CODE OF ETHICS

For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

         o  any stock or corporate bond;

         o  investment or futures contracts with the exception of currency;

         o  options or warrants to purchase or sell securities;

         o  limited   partnerships   meeting  the  definition  of  a  "security"
            (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

         o  ETFs and Depository receipts (e.g.. ADRs, EDRs and GDRs);

         o Index funds, UITs, foreign mutual funds, and closed-end investment companies;

         o shares of open end mutual funds that are advised or sub-advised by Acadian,

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         o  shares  open end  mutual  funds  advised  or  subadvised  by Acadian affiliates, including all companies under the Old Mutual umbrella*; and

         o  private investment funds, hedge funds, and investment clubs.

Additional types of securities may be added at the discretion of the Compliance Committee as new types of securities are offered and traded in the market and/or Acadian's business changes.

but specifically does not include:

         o  direct obligations of the U.S. government;

         o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

         o shares issued by money market funds (domiciled inside or outside the United States); and

         o shares of open-end mutual funds that ARE NOT advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas.

* Old Mutual, Acadian's parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require preclearance prior to purchase or sale but any purchases/holdings/sales must be reported on your quarterly transactions report. Please consult this list when preparing the report. Any fund on the list advised or subadvised by Acadian remains subject to preclearance requirements.

D.    BLACKOUT PERIODS AND RESTRICTIONS.

Acadian's quantitative investment process has the potential of recommending for purchase or sale on any given day among all of our client portfolios any of the over 25,000 securities covered in our potential investment universe. As a result, adoption of a hard blackout period of any length of time would severely restrict the ability of any Access Person to engage in personal trading and would be difficult to enforce for any trades executed on behalf of client accounts after the Access Person's trade. Acadian's Executive Committee has determined that it will permit its Access Persons to continue to engage in personal trading in individual securities provided the Access Person's trade does not have a material negative impact on the execution price received by the client. Access Persons will be permitted to trade subject to the following conditions:

            A. NO PERSONAL TRADES WILL BE PERMITTED IN ANY INDIVIDUAL SECURITY ON THE SAME DAY THAT ACADIAN TRADES THAT SECURITY OR A SIMILAR LINE OF THE SAME SECURITY ON BEHALF OF ANY CLIENT.

            For purposes of clarity, this applies to any individual stock, bond, ETF, Depository Receipt, and to any individual security underlying any Depository Receipt or a different class of the security being traded. For example, the purchase of a ADR would not be permitted if we were trading in the underlying security and vice versa.

            Should Acadian expand it currency trading beyond our current practices to include forwards, swaps and options, certain currency trading may also be subject to blackout restrictions.

            B. THERE WILL BE CERTAIN RESTRICTIONS APPLIED TO PERSONAL TRADING THAT MAY TAKE PLACE 2 DAYS AFTER ACADIAN TRADES OR 2 DAYS PRIOR TO ACADIAN TRADING IN THE SAME OR SIMILAR LINE OF THE SAME SECURITY ON BEHALF OF ANY CLIENT.

            (I)   SECURITIES WITH MARKET CAPITALIZATION UNDER US$5B

                  For any personal trades requested in a individual stock, bond, ETF, Depository Receipt, and any individual security underlying any Depository Receipt with market capitalization UNDER $5B, the Compliance Group will review the firm's trading to determine if the position has been traded on behalf of a client within the last 2 trading days. If the position was traded, then the maximum transaction amount that will be approved for a personal trade is $25,000.

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                  If the  position was not traded 2 days prior to trade date and is not being traded on the date the personal trade is requested, the trade is still subject to potential blackout restrictions for 2 trade days after the personal trade is executed should Acadian trade in that position on behalf of a client. Similar to the above, a personal trade in a security with market capitalization UNDER $5B in an amount LESS THAN $25,000 will be permitted and not subject to a blackout restriction even if Acadian trades in the position for a client during the 2 days after trade date.

                  However, a trade in a security with market capitalization UNDER $5B in an amount GREATER THAN $25,000 would be subject to Compliance action and blackout restrictions if Acadian trades in the position during the 2 days after trade date. An Access Person proceeding with such a trade does so subject to the risk that Acadian will trade in the same position for a client within the 2 days after their trade was approved by the Compliance Group. Should this occur, the Compliance Group will work with the Access person to either "bust" the trade in its entirety or to amend the trade to an amount of $25,000 or less.

            (ii)  SECURITIES WITH MARKET CAPITALIZATION OVER US$5B

            For securities with market capitalization in excess of $5B and all other types of covered securities as defined in the Code no transaction restrictions are in place. However, before "preclearing" any trade the Compliance Group will analyze the Access Person's trading for patterns that may indicate potential compliance issues including active/intentional front running, excessive trading, or any pattern of trading that may raise concerns that the Access Person is inappropriately taking advantage of their position at Acadian. The short-term trading restrictions apply.

* Whether an Access Person's trade had a material negative impact on a client trade and any appropriate responsive actions will be reviewed and determined by the Compliance Group on a case-by-case basis taking into account all facts and circumstances.

E.    SHORT-TERM TRADING.

Access Persons are reminded that they are specifically prohibited from engaging in short-term trading in mutual funds advised by Acadian or sub-advised by Acadian.

Unless an exception is granted by the Compliance Group, no Access Person may profit in the purchase and sale, or sale and purchase, of the same securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to a charity designated by Acadian or to a client if appropriate at the discretion of the Compliance Group.

The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and frontrunning transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by a Client. Acadian shall consider the policy reasons for the ban on these short-term trades, as stated herein, in determining when an exception to this prohibition is permissible. An Access Person wishing to execute a short-term trade must complete both the Pre-Clearance Form (Exhibit 1) and the Short-Term Trading Form (Exhibit 3) and submit both to the Compliance Group for review and approval.

Acadian's Compliance Group may allow exceptions to the blackout and short-term trading policies on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as frontrunning or conflicts of interest, are not present and the equity of the situation strongly supports an exemption.

F.    EXCEPTIONS  TO THE  CODE'S  PRECLEARANCE,  BLACKOUT,  AND  60 DAY  HOLDING
      REQUIREMENTS:

The following transactions are exempt from the Code's preclearance, blackout and short-term trading requirements:

            1. purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control including accounts in which the Access Person

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                  has granted to a broker,  dealer, trust officer or other third
                  party   non-Access   Person   full   discretion   to   execute
                  transactions   on  behalf  of  the   Access   Person   without
                  consultation or Access Person input or direction. An example would be Managed Accounts

            2. purchases or sales which are involuntary on the part of the Access Person;

            3.    purchases or sales within Acadian's 401k plan;

            4. purchases or sales which are part of an automatic dividend reinvestment plan;

            5. purchases or sales effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            6. purchases or sales of currencies and interest rate instruments or futures or options on them.

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Part 3.  Standards of Business Conduct

The Code of Ethics sets forth standards of business conduct that Acadian requires of its Access Persons and that relate to Acadian's and Access Person's fiduciary obligations. Access Persons should maintain the highest ethical standards in carrying out Acadian's business activities. Acadian's reputation is one of its most important assets. Maintaining the trust and confidence of clients is a vital responsibility. This section sets forth Acadian's business conduct standards.

A.    COMPLIANCE WITH LAWS AND REGULATIONS

Each Access Person must comply with applicable federal securities laws and all provisions of Acadian's Compliance Manual.

      1. As part of this requirement, Access Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

            a.    to defraud that client in any manner;

            b. to mislead that client, including by making a statement that omits material facts;

            c. to engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon that client;

            d. to engage in any manipulative practice with respect to that client; or

            e. to engage in any manipulative practice with respect to securities, including price manipulation.

B.    CONFLICTS OF INTEREST

As a fiduciary, Acadian has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. In addition, Acadian imposes a higher standard by providing that Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

      1. CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise where Acadian or its Access Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Access Persons have made material personal investments, or accounts of close friends or relatives of Access Persons, etc.). Access Persons are prohibited from engaging in inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

      2. COMPETING WITH CLIENT TRADES. As referenced in the section on Personal Transactions, an Access Person is prohibited from engaging in any securities transactions on the day Acadian trades in the security on behalf of a client and any other transaction that would result in a material negative impact to a client.

      3.    OTHER POTENTIAL CONFLICTS PROVISIONS:

            A. DISCLOSURE OF PERSONAL INTEREST. Access Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship or other material interest in the issuer, or its affiliates, to the Compliance Group or, with respect to the Compliance Group's interests, another designated senior officer. If such designated Person deems the disclosed interest

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                  to present a  material  conflict,  the  Access  Person may not participate in any decision-making process regarding the securities of that issuer.

                  This  provision  applies in  addition  to  Acadian's  initial,
                  quarterly,    and   annual   personal   securities   reporting
                  requirements for Access Persons.

            B. REFERRALS/BROKERAGE. Access Persons are required to act in the best interests of Acadian's clients regarding execution and other costs paid by clients for brokerage services. As part of this principle, Access Persons will strictly adhere to Acadian's policies and procedures regarding brokerage allocation, best execution, soft dollars and other related policies.

            C. VENDORS AND SUPPLIERS. Each Access Person is required to disclose any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of Acadian. Access Persons with such interests are prohibited from negotiating or making decisions regarding Acadian's business with those companies.

            D. SOFT-DOLLAR COMMISSIONS. Any soft dollar trades must comply with the "safe harbor" provisions of Section 28(e) of the Securities Exchange Act of 1934 and any client specific restrictions.

            E. FRONT-RUNNING. The Company forbids Access Persons from purchasing or selling stock before a buy or sell recommendation is made to the Client if such transaction will have a material negative impact on the client.

            F. CHURNING. Access Persons should not effect transactions to generate increased commissions and unnecessary expenses for a Client. The volume and frequency of all sales and purchases of securities must be measured against the need and purpose for the activities, a Client's investment objectives, and the expenses and benefits to the account. All trading for a Client's account must be undertaken solely in the Client's interest.

            G. UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-A-VIS OTHERS. An Access Person who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others. Access Persons must be careful not to give preference to one Client over another even if the preferential treatment would benefit Acadian or the Access Person. Each situation should be examined closely to determine whether the Client has consented to the Access Person's actions favoring another Client and whether the resulting relationship with the Client that was not favored is fair and consistent with the securities laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.

C.    INSIDER TRADING

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material nonpublic information and from communicating material nonpublic information to others in violation of the law. This specifically includes personally trading or informing others of the securities held in a client portfolio or securities transaction contemplated on behalf of any client.

1. PENALTIES. Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through violative trading, impose a penalty of up to three times the illicit windfall and can permanently bar you from the securities industry. You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, Acadian views seriously any violation of its insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

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2.    MATERIAL NONPUBLIC INFORMATION.  The term "material nonpublic information"
      relates   not  only  to   issuers   but  also  to   Acadian's   securities
      recommendations and client securities holdings and transactions.

      Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the price of a company's securities. You should direct any questions about whether information is material to the Compliance Group.

      Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

      Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, THE WALL STREET JOURNAL, other publications of general circulation, media broadcasts, or over public internet websites.

      Access Persons shall not disclose any nonpublic information (whether or not it is material) relating to Acadian or its securities transactions to any person outside Acadian (unless such disclosure has been authorized by Acadian). Material nonpublic information may not be communicated to anyone, including persons within Acadian, with the exception of the Chief Compliance Officer or his designee, unless this is required for the performance of job responsibilities. Such information should be secured. For example, access to files containing material nonpublic information and computer files containing it should be restricted to Acadian employees, and conversations containing such information, if appropriate at all, should be conducted in private to avoid potential interception.

3. Before executing any trade for yourself or others, including clients, an Access Person must determine whether he or she has access to material nonpublic information. If you think that you might have access to material nonpublic information, you should take the following steps:

      a. report the information and proposed trade immediately to the Chief Compliance Officer.

      b. do not purchase or sell the securities on behalf of yourself or others, including clients.

      c. do not communicate the information inside or outside Acadian, other than to the Chief Compliance Officer or his designee.

      After the Chief Compliance Officer has reviewed the issue, Acadian will determine whether the information is material and nonpublic and, if so, what action Acadian should take, if any.

D.    GIFTS AND ENTERTAINMENT.

      1.    GENERAL STATEMENT

      A conflict of interest occurs when the personal interests of Access Persons interfere or could potentially interfere with their responsibilities to Acadian and its clients. Access Persons may not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Access Persons are expressly prohibited from considering gifts, gratuities or entertainment when choosing brokers or vendors. Similarly, Access Persons may not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Acadian or the Access Person.

      2.    GIFTS

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      A.    RECEIPT - No Access  Person may receive  any gift,  service or other thing totaling more than de minimis value ($250 per year) from any PERSON or ENTITY that does business with or on behalf of Acadian. (Note - If the Access Person is also registered with the NASD, the permissible limit is only $100 per year). Access Persons are expressly prohibited from soliciting any gift.

      B. OFFER - No Access Person may give or offer any gift of more than de minimis value ($250 per year) to existing clients, prospective clients or any entity that does business with or on behalf of Acadian without pre-approval by the Compliance Group.

            * Regulations relating to the investment management of state or municipal pension funds often severely restrict or prohibit the offer of gifts or entertainment of any value to government officials (elected officials and employees of elected offices) who have involvement or influence over the selection of an investment manager. As a best practice, it is advisable to consult with such individuals prior to providing any type gift or entertainment.

      3. CASH - No Access Person may give or accept cash gifts or cash equivalents to or from a client or prospective client or any other entity that conducts investment related business with or on behalf of Acadian.

      4. ENTERTAINMENT - No Access Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do investment related business with or on behalf of Acadian. Access Persons may provide or accept an occasional business entertainment event, at a venue where business is typically discussed, such as dinner or a sporting event, of reasonable value, provided that the person or a representative of the entity providing the entertainment is present.

            If the anticipated value of the entertainment to be received is expected to exceed $250, preapproval from a supervisor is required prior to acceptance of the entertainment. Please use the form provided as Exhibit 4 for this purpose.

            Access  Persons  are  expressly   prohibited   from  soliciting  any
            entertainment.

            * Regulations relating to the investment management of state or municipal pension funds often severely restrict or prohibit the offer of gifts or entertainment of any value to government officials (elected officials and employees of elected offices) who have involvement or influence over the selection of an investment manager. As a best practice, it is advisable to consult with such individuals prior to providing any type gift or entertainment.)

      5. CONFERENCES - Employee attendance at all industry conferences must be pre-approved by the employee's supervisor. If any part of the conference will be paid for by the host or a third party, conference attendance will require approval by the Chief Compliance Officer. The Chief Compliance Officer will review, among other factors, the purpose of the conference, the conference agenda, and the proposed costs that will be paid or reimbursed by the third party.

            It is against Acadian policy to pay to attend any conference where the payment to attend will directly or indirectly impact whether Acadian is awarded client business.

      6. QUARTERLY REPORTING - Acadian will require all Access Persons to report any gifts or entertainment received on a Quarterly basis using the form provided at Exhibit 5.

E.    POLITICAL AND CHARITABLE CONTRIBUTIONS

A.    POLITICAL

Acadian as a firm does not make political contributions.

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

Access Persons are prohibited from making a political contribution to any candidate for office in a state or district for which the employee is not eligible to vote if that candidate would be eligible to participate in directing investment management business.

An example of a prohibited contribution would be: A Massachusetts resident would be prohibited by the Code from donating money to the Rhode Island governor's race.

Access Persons are prohibited from making any political contributions to any political campaign for the office of Treasurer, office of Comptroller or any similar office or position that could or may appear to have any influence or control over the selection or retention of an investment manager.

Political contributions requested by a client or prospect will be prohibited as these may be deemed as an attempt to retain or win business.

B.    CHARITABLE

Although Acadian encourages its Access Persons to be charitable, no donations should be made or should appear to have been made for the purpose of obtaining or retaining client business. No donations should be made in the name of any client if such a donation would result in a violation of the client's ethical requirements. This is typically the case with state and municipal clients.

Any client or prospect request to Acadian or an Acadian employee for a charitable donation should be brought to the attention of the Compliance Committee. Any donation made by the firm to a client or prospect charity should be nominal as not to appear to have been made to obtain or retain the business and should be done in accordance with the firm's Charitable giving policy.

F. CONFIDENTIALITY. Access Persons have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information. Access Persons must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Acadian. This information includes but is not limited to:

            a. any client's identity (unless the client consents), any information regarding a client's financial circumstances or advice furnished to a client by Acadian;

            b. information on specific client accounts, including recent or impending securities transactions by clients and activities of the portfolio managers for client accounts;

            c. specific information on Acadian's investments for clients (including former clients) and prospective clients and account transactions;

            d.    information   on  other  Access   Persons,   including   their
                  compensation, benefits, position level and performance rating; and

            e. information on Acadian's business activities, including new services, products, technologies and business initiatives, unless disclosure has been authorized by Acadian.

Access Persons should be sensitive to the problem of inadvertent or accidental disclosure, through careless conversation in a public place or the failure to safeguard papers and documents. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

G.    SERVICE ON A BOARD OF DIRECTORS

Prior to accepting a position as an officer, director, trustee, partner, or Controlling person in any other company or business venture (other than a non-profit organization that is not a Client of the Company), or as a member of an investment organization (e.g., an investment club), Access Persons must disclose the position to the Compliance Group using the form provided at Exhibit
7. Any such position should also be disclosed to the Compliance Group at least annually using the same form. Notice of such positions may be given to the compliance officer of any Fund advised or subadvised by the Company.

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As a firm policy,  Acadian will restrict from its potential investment universe, and will not invest in or recommend client investment in, any publicly traded company for which an Acadian employee serves as a Board member.

H.    PARTNERSHIPS

Any partnership or similar arrangement, either participated in or formulated by an Access Person, should be disclosed to the Compliance Group prior to formation or if already in existence, at the time of employment using the form provided at
Exhibit 6. Any such partnership interest should also be disclosed to the Compliance Group at least annually using the same form.

I.    OTHER OUTSIDE ACTIVITIES

Access Persons may not engage in outside business interests or employment that could in any way conflict with the proper performance of their duties as Access Persons of Acadian. All Access Persons must obtain the approval of their Department Supervisor and Human Resources prior to accepting any employment outside of Acadian. Supervisors will keep a record of all approvals and involve the Compliance Group as needed.

J.    MARKETING AND PROMOTIONAL ACTIVITIES

Acadian has instituted policies and procedures relating to its marketing, performance, advertising and promotional materials to comply with relevant securities laws. All oral and written statements by Access Persons, including those made to clients, their representatives, the public or the media, must be professional, accurate, balanced and not misleading in any way.

K.    OLD MUTUAL STOCK OR OTHER AFFILIATE STOCK

Access Persons are not permitted to invest in Old Mutual or Old Mutual affiliate stock. In addition, stock in such companies will also be put on a "no buy" list for Acadian clients. No Access Person shall advise a Client to purchase, hold or sell Old Mutual stock or stock in any of our other affiliated companies. As of March 13, 2006, Old Mutual affiliates include:

   o  Old Mutual

   o  Mutual & Federal Insurance Company Limited

   o  Nedcor Limited

   o  Skandia AB

   o  Longview Fibre Company

Old Mutual is responsible for providing Acadian with an updated list of publicly
traded  affiliated  companies.   Any  updates  will  be  available  through  the
Compliance Group.

L.    AFFILIATED BROKER-DEALERS

Through the common ownership of our parent company, Acadian has affiliated broker-dealers. Acadian will not utilize the services of any of these firms to trade for the accounts of any firm client. Acadian will also abide by any restrictions imposed by a client regarding the use of any specific broker-dealer including those that may be an affiliate of the client.

Part 4. Compliance Procedures

Access Persons are expected to respond truthfully and accurately to all requests for information. With general exceptions as outlined below, any reports, statements or confirmations described herein and submitted or created under this Code of Ethics will be treated as confidential to the extent possible.

Access Persons should be aware that copies of such reports, statements or confirmations, or summaries of each, may be provided to certain managers, officers or directors of Acadian, to Old Mutual's compliance, internal audit, legal or risk management teams, to compliance personnel and the Board of

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

Directors of any registered investment company client, outside counsel, and/or regulatory authorities upon appropriate request.

A.    REPORTING OF ACCESS PERSON INVESTMENT ACCOUNTS

All Access Persons as defined in the Code are required to notify the Compliance Group in writing of any investment account in which he or she has direct or indirect beneficial interest in which a covered security can be purchased. Notification can be made as follows:

      1. New Hires should utilize "New Hire" Exhibit B to report any existing "covered accounts" at the time of hire with Acadian.

      2. Any "covered account" established after an Access Person is associated with Acadian should be reported as part of a Preclearance Form (Exhibit 1) or on the Quarterly Transaction report (Exhibit 2).

B.    REQUEST DUPLICATE TRADE CONFIRMATIONS AND STATEMENTS

For any of the above investment accounts where the Access Person has control over the transactions and where a covered security, with certain exceptions noted below*, can be purchased or sold, Acadian will make an effort to request from the broker/dealer or investment manager where the account is held to be made an interested party for the purposes of receiving duplicate account statements and trade confirmations, if provided. Despite making such a request, brokers and advisers will not always comply with our request. In such instances, the Compliance Group will make a determination if an alternative source of receiving statements should be pursued, including requesting statements directly from the Access Person.

The purpose of receiving "duplicates" is to independently confirm Code compliance, especially as it relates to compliance with preclearance of trades, the blackout period and reporting. As such, duplicate statements and/or confirms may not be requested for the following type of accounts:

      a. Accounts in which individual stocks, bonds, Depository Receipts, ETFs, index funds, and Acadian advised or subadvised mutual funds can not be purchased or sold;

      b. Accounts where the Access Person has relinquished via contract or written agreement trading authority and control over the transaction in the account to a broker or other third party (example - managed accounts, 529 plans)

      c.    Acadian's 401K account.

      d.    Any other account at the discretion of the compliance group.

C.    PERSONAL SECURITIES TRANSACTION PRECLEARANCE PROCEDURES

All Access Persons must strictly comply with Acadian's policies and procedures regarding personal securities transactions. Acadian's Preclearance form is attached as Exhibit 1.

PRECLEARANCE APPROVAL IS ONLY EFFECTIVE ON THE DAY GRANTED. Once granted, each preclearance is only effective until the close of U.S. trading on the day approval was granted - 4:00 pm est.

In the absence of a member of the Compliance Group, Mark Minichiello, Chief Financial Officer, is authorized to preclear transactions. No one, including the CCO, is authorized to approve his or her own trades.

Transactions in the following covered securities must be "precleared" with the Compliance Group in accordance with the procedures outlined herein prior to be executed:

         o  any stock or corporate bond;

         o  investment or futures contracts with the exception of currency;

         o  options or warrants to purchase or sell securities;

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

         o  limited   partnerships   meeting  the  definition  of  a  "security"
            (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

         o  ETFs and Depository receipts (e.g. ADRs, EDRs and GDRs);

         o Index funds, UITs, foreign mutual funds, and closed-end investment companies;

         o shares of open end mutual funds that are advised or sub-advised by Acadian;

         o  shares open end mutual funds advised or subadvised by Acadian; and

         o  private investment funds, hedge funds, and investment clubs.

Additional types of securities may be added to the preclearance requirements at the discretion of the Compliance Committee as new types of securities are offered and traded in the market and/or Acadian's business changes. For example, this may include the requirement to preclear foreign currency futures, options and forwards.

INITIAL PUBLIC OFFERINGS Unless prohibited from purchasing IPOs as a result of licensing with the NASD, Access Persons must preclear for their personal accounts purchases of any securities in an initial public offering (IPO). Acadian will maintain a written record of any decision, and the reasons supporting the decision, to approve the personal acquisition of an IPO for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing Firm brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person's investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients. Any Access Person authorized to purchase securities in an IPO shall disclose that investment when they play a part in the client's subsequent consideration of an investment in that issuer. In such circumstances, the client's decision to purchase securities of the issuer shall be subject to independent review by investment Access Persons with no personal interest in the issuer.

LIMITED OR PRIVATE OFFERINGS Access Persons must preclear for their personal accounts purchases or sales of any securities in limited or private offerings (commonly referred to as private placements). Acadian will maintain a record of any decision, and the reasons supporting the decision to approve the personal acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing Firm brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person's investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients. Any Access Person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the client's subsequent consideration of an investment in that issuer. In such circumstances, the client's decision to purchase securities of the issuer shall be subject to independent review by investment Access Persons with no personal interest in the issuer. Qualified Access Persons are permitted to invest in private offerings offered and/or managed by Acadian.

D.    QUARTERLY REPORTING OF TRANSACTIONS

Within 30 calendar days of each quarter end (by April, July, October, and January) all Access Persons must submit a signed quarterly report to the Compliance Group listing either "no reportable trading activity/none" or all transactions involving covered securities in which they have direct or indirect Beneficial Ownership and the account in which the security was purchased or sold using the form provided at Exhibit 2. YOU WILL BE REQUIRED TO REPORT ANY TRANSACTIONS IN COVERED SECURITIES, INCLUDING THOSE THAT DO NOT REQUIRE

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

PRECLEARANCE UNDER THE CODE (FOR EXAMPLE - FUNDS THAT ARE ADVISED OR SUBADVISED BY AN ACADIAN AFFILIATE). Please refer to the list of Old Mutual family affiliated funds posted on the Compliance section of the Acadian intranet for assistance with your reporting requirements.

E.    QUARTERLY REPORTING OF GIFTS AND ENTERTAINMENT

Within 30 calendar days of each quarter end (by April 30, July 30, October 30 and January 30)all Access Persons must submit a signed report to the Compliance Group disclosing either "no gifts or entertainment" or all gifts and entertainment received from any person or organization doing or seeking to do business with Acadian. Supervisor approval is required on any form where there is something to report. Supervisor approval is not required if you have nothing to report. The form provided at Exhibit 5 has been provided for this purpose.

F.    ANNUAL REPORTING

By January 31 of each year, each Access Person must complete and submit to the Compliance Group the following annual reports:

1. The Annual Certification and Written Acknowledgement of Receipt of the Code of Ethics form.

2.    The form to report your Directorship/Relationship Involvement.

3.    The form to Report your Partnership Involvement.

4.    The form to report and certify your Reportable Investment Accounts.

5.    The form to report and certify your Year-End investment holdings.

These forms can be found at the end of the Code as exhibits A-E under Annual Reporting Requirements.

G.    NEW HIRE REPORTING

New Access Persons are required to file the following forms within TEN (10) BUSINESS DAYS of their hire date:

      a.    Initial Certification of Receipt of Code. (New Hire - Exhibit A)

      b.    Initial  Report  of  Reportable  Investment  Accounts.  (New  Hire -
            Exhibit B)

      c.    Initial Report of Securities Holdings. (New Hire - Exhibit C)

      d.    Access Person Partnership Involvement Relationship Report. (New Hire
            - Exhibit -D)

      e.    Access Person Report of Director/Relationship Involvement. (New Hire
            - Exhibit E)

H. REVIEW AND ENFORCEMENT OF PERSONAL TRANSACTION COMPLIANCE AND GENERAL CODE COMPLIANCE

The Compliance Group will review personal securities transactions reports and other reports periodically submitted by Access Persons under this Code. The review may include, but not limited to, the following:

      a. An assessment of whether the Access Person followed the Code and any required internal procedures, such as pre-clearance, including the comparison of the "Pre-Clearance Reports" to the monthly account statements;

      b.    Comparison of personal trading to any blackout period;

      c. An assessment of whether the Access Person and Acadian are trading in the same securities and, if so, whether the clients are receiving terms as favorable as the Access Person;

      d. Periodically analyzing the Access Person's trading for patterns that may indicate potential compliance issues including front running, excessive or short term trading or market timing; and

      e. Any pattern of trading or activity raising the appearance that the Access Person may be taking advantage of their position at Acadian.

Before any determination is made that a code violation has been committed by an Access Person, the Access Person will have the opportunity to supply additional explanatory material. If the Chief Compliance Officer initially determines that a material violation has occurred, he will prepare a written summary of the occurrence, together will all supporting information/documentation including any explanatory material provided by the Access Person, and present the situation to the Compliance Committee for initial determination and recommendation for resolution. If deemed warranted by the Compliance Committee, the report of the incident and the recommendation for resolution will be forwarded to Acadian's Executive Committee and potentially outside counsel for evaluation and recommendation for resolution. No Access Person will participate in a determination of whether he/she has committed a violation or impose any sanction against him/her. All violations and resolutions will be documented.

I.    CERTIFICATION OF COMPLIANCE

      1. INITIAL CERTIFICATION. Acadian provides all Access Persons with a copy of this Code of Ethics. Acadian requires all Access Persons to certify in writing that they have: (a) received a copy of the Code;
            (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code.

      2. ACKNOWLEDGEMENT OF AMENDMENTS. Acadian will provide Access Persons with any material amendments to its Code of Ethics and Access Persons will submit a written acknowledgement that they have received, read, and understood the amendments to the Code. Acadian and members of its compliance staff will make every attempt to bring important changes to the attention of Access Persons.

      3. ANNUAL CERTIFICATION. All Access Persons are required annually to certify that they have read, understood, and complied with the Code of Ethics.

PART 5. MISCELLANEOUS

A.    EXCESSIVE OR INAPPROPRIATE TRADING

The Company understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that limits potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades, or other measure as deemed appropriate by the Compliance Group), may compromise the best interests of any Client if such excessive trading is conducted during the workday or using Acadian resources. Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Compliance Group.

ACCESS PERSON DISCLOSURES AND REPORTING

1. ACCESS PERSON BACKGROUND INFORMATION. The SEC registration form for investment advisors requires the reporting, under oath, of past disciplinary actions taken against all "advisory affiliates." The Investment Advisers Act requires similar disclosure to the Client. The term "advisory affiliate" includes directors and chief officers of an advisor; individuals who have the power to direct or cause the direction of the management or policies of a company; and all current Access Persons except those performing only clerical, administrative, support or similar functions. Many advisory affiliates must also provide biographical information that must be reported to the SEC. If any of the information becomes inaccurate or needs to be updated to make it accurate, it shall be your obligation to bring this to the attention of the Compliance Officer.

2. UPON OCCURRENCE. Any prior, current, or potential litigation in which the Access Person is, or has been, a party, or is aware of the possibility of being named as a party, which in ANY way relates to the Company business, must be disclosed to the Chief Compliance Officer.

RESPONSIBILITY TO KNOW THE RULES

Access Persons are responsible for their actions under the law and are therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them. Claimed ignorance of any rule or regulation or of any requirement under this Code or any other Acadian policy or procedure is not a defense for employee conduct.

PART 6. RECORD KEEPING

Acadian will maintain the following records in a readily accessible place pertaining to this Code of Ethics:

   o A copy of each Code that has been in effect at any time during the past five years;

   o A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

   o A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Access Person (these records must be kept for five years after the individual ceases to be an Access Person of Acadian);

   o  Holdings and transactions reports made pursuant to the Code;

   o A list of the names of persons who are currently, or within the past five years were, Access Persons;

   o A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in IPOs and limited offerings for at least five years after the end of the fiscal year in which approval was granted;

   o A record of persons responsible for reviewing Access Persons' reports currently or during the last five years; and

   o A copy of reports provided to the board of directors of any U.S. registered management investment company for which Acadian acts as adviser or sub-adviser regarding the Code.

PART 7. FORM ADV DISCLOSURE

Acadian will include on Schedule F of Form ADV, Part II a description of Acadian's Code of Ethics, and Acadian will provide a copy of its Code of Ethics to any client or prospective client upon request.

PART. 8. ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.    TRAINING AND EDUCATION

New Hires:

Each new hire receives a copy of the Code of Ethics and must sign an acknowledgement of receipt and understanding. A member of the Compliance Group will meet with each new hire within their first week at Acadian to review the Code of Ethics and to respond to any questions.

Annual:

Mandatory annual Code of Ethics Training will be required for all employees and consultants subject to the Code. This training will be conducted by members of the Compliance Group and will reinforce key sections of the Code as well as any other hot button areas as determined by business changes or regulatory focus.

B.    BOARD APPROVAL (FUND ADVISERS)

Acadian will submit any material amendments to its own Board of Directors and to the Board of Directors of Old Mutual and of any fund we advise or sub-advise.

C.    REPORT TO THE BOARD(S) OF INVESTMENT COMPANY CLIENTS

At the frequency requested and in compliance with Rule 17j-1 of the Investment Company Act, Acadian will comply with any reporting requirements imposed by the Board of Directors of each of our U.S. registered investment company clients as well as any other reporting related to our Code of Ethics requested by any client. A copy of our Code of Ethics is provided to clients and prospects upon request. Reports typically provided to Fund Board's include a description of any issues arising under Acadian's Code of Ethics since the last report, information about material violations of the Code and sanctions imposed in response to such violations, and any material changes made to the Code. Acadian will also provide reports when requested certifying that we have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

D.    REPORT TO SENIOR MANAGEMENT

The Chief Compliance Officer will report to Acadian's Compliance and Executive Committees regarding the annual review of this Code and to bring all material violations to their attention at least quarterly.

E.    REPORTING VIOLATIONS

All Access Persons must report violations of Acadian's Code of Ethics promptly to the Chief Compliance Officer or other appropriate Access Persons designated in this Code. Failure to report a violation known to you will also be considered a violation of the Code.

      1. CONFIDENTIALITY. Any reports pursuant to Acadian's Code of Ethics will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Access Persons may submit any violation report referenced herein anonymously to the CCO either via a written statement in a sealed envelop or in any other way the Access Person feels is necessary to preserve his or her confidentiality..

      2. ADVICE OF COUNSEL. Access Persons are encouraged to seek advice from the Chief Compliance Officer with respect to any action or transaction which may violate Acadian's Code of Ethics and should also refrain from any action or transaction with might lead to the appearance of a violation of this Code.

      3. APPARENT VIOLATIONS. Acadian encourages Access Persons to report "apparent" or "suspected" violations of the Code of Ethics in addition to actual or known violations of the Code.

      4. RETALIATION. Retaliation against any Access Person who reports a violation with respect to Acadian's Code of Ethics is prohibited and constitutes a further violation of this Code. "Whistle Blower" protections will be afforded those who report Code violations.

F.    SANCTIONS

Any violation of Acadian's Code of Ethics may result in disciplinary action that the Chief Compliance Officer or other Firm employee(s) responsible for its administration deem appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

G.    FURTHER INFORMATION ABOUT THE CODE

Access Persons are encouraged to contact any member of the Compliance Group with any questions about permissible conduct under the Code.

Persons Responsible for Code Enforcement

      CHIEF COMPLIANCE OFFICER:               SCOTT DIAS

      COMPLIANCE OFFICER:                     CYNTHIA FAMULARI

      COMPLIANCE OFFICER:                     ALISON PEABODY (AS OF MAY 1, 2007)

      DIRECTOR OF RISK MANAGEMENT:            MARK DIXON

      CHIEF FINANCIAL OFFICER:                MARK MINICHIELLO

TRAINING
--------

The above members of the Compliance Group and members of the Human Resources Group have training responsibilities.

Acadian's Compliance and Executive Committee's are also responsible for Code of Ethics implementation and enforcement

Appendix A:  Reporting Forms

ONGOING REPORTING FORMS FOR ALL ACCESS PERSONS

ONGOING REPORTING EXHIBIT 1:      PERSONAL SECURITIES TRANSACTION PRECLEARANCE

ONGOING REPORTING EXHIBIT 2:      QUARTERLY TRANSACTION REPORTING

ONGOING REPORTING EXHIBIT 3:      SHORT-TERM TRADING REPORTING AND APPROVAL

ONGOING REPORTING EXHIBIT 4:      ENTERTAINMENT APPROVAL

ONGOING REPORTING EXHIBIT 1:      QUARTERLY GIFT AND ENTERTAINMENT REPORTING

ONGOING REPORTING EXHIBIT 6:      REPORT OF PARTNERSHIP INVOLVEMENT

ONGOING REPORTING EXHIBIT 7:      REPORT OF DIRECTOR/RELATIONSHIP INVOLVEMENT

ONGOING REPORTING EXHIBIT 8:      CERTIFICATION OF RECEIPT OF CODE AMENDMENTS

NEW HIRE FORMS

NEW HIRE - EXHIBIT A:             WRITTEN ACKNOWLEDGMENT OF RECEIPT OF ACADIAN'S
                                  CODE OF ETHICS

NEW HIRE - EXHIBIT B:             REPORTABLE INVESTMENT ACCOUNTS

NEW HIRE - EXHIBIT C:             REPORTABLE SECURITIES HOLDINGS

NEW HIRE - EXHIBIT D:             REPORT OF PARTNERSHIP INVOLVEMENT

NEW HIRE - EXHIBIT E:             REPORT OF DIRECTOR/RELATIONSHIP INVOLVEMENT

YEAR END REPORTING FORMS FOR ALL ACCESS PERSONS

YEAR END - EXHIBIT A:             WRITTEN ACKNOWLEDGMENT OF RECEIPT OF ACADIAN'S
                                  CODE OF ETHICS

YEAR END - EXHIBIT B:             REPORTABLE INVESTMENT ACCOUNTS

YEAR END - EXHIBIT C:             REPORTABLE SECURITIES HOLDINGS

YEAR END - EXHIBIT D:             REPORT OF PARTNERSHIP INVOLVEMENT

YEAR END - EXHIBIT E:             REPORT OF DIRECTOR/RELATIONSHIP INVOLVEMENT

                       This page left blank intentionally.

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 1

PERSONAL SECURITIES TRANSACTIONS PRECLEARANCE FORM

      I hereby request preclearance of the securities listed below. I AM AWARE THAT EACH PRECLEARANCE IS ONLY EFFECTIVE UNTIL THE CLOSE OF TRADING IN THE US MARKETS ON THE DATE GRANTED. The Access Person is required to obtain additional preclearance if the trade is not completed before the authority expires.

--------------------------------------------------------------------------------------------------------------
NAME OF BROKER,   COMPLIANCE                                                          TRANSACTION
 DEALER OR BANK    APPROVED                                                               TYPE      COMPLIANCE
  AND ACCOUNT       ACCOUNT     NAME OF   SECURITY    # OF    PRICE PER   PRINCIPAL   (BUY, SELL,   AUTHORIZED
     NUMBER         (Y/N)*     SECURITY      ID      SHARES     SHARE       AMOUNT       ETC.)       YES   NO
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

* For new investment accounts or accounts not previously disclosed to Compliance, provide the following:

-----------------------------------------------------------------------------------------
ACCOUNT LOCATION   ACCOUNT NUMBER   ACCOUNT REGISTRATION   DIRECT OWNER   INDIRECT OWNER
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

      => Is any proposed transaction described above within sixty (60) days of a prior opposing transaction in the same or equivalent Security? (If yes, the Access Person must submit Exhibit 3, a Securities Transactions Report Relating to Short Term Trading, for pre-approval.)

                   Yes:   [ ]      No:   [ ]

      => Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement?

                   Yes:   [ ]      No:   [ ]

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                            3/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 2

ACCESS PERSON SECURITIES TRANSACTIONS REPORT FOR THE QUARTER ENDED_________ (Submit within 30 calendar days of quarter end)

      During the quarter, the following transactions were effected in reportable covered securities* under the Code of Ethics in investment accounts subject to the Code in which I have a direct or indirect beneficial interest. If no transactions were executed, write ("none"). All transactions in affiliated mutual funds must be reported. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES: [ ]

---------------------------------------------------------------------------------------------------------------------
               NAME OF
 NAME OF    SECURITY (IF
 BROKER,      CORPORATE                                                                                         NEW
DEALER OR       BOND                                                                               TYPE OF    ACCOUNT
BANK AND       INCLUDE                                                                PRINCIPAL   OWNERSHIP    THIS
 ACCOUNT      MATURITY      SECURITY    DATE OF                            PRICE OF   AMOUNT OF   (DIRECTOR   QUARTER
 NUMBER         DATE)      IDENTIFIER    TRADE    BUY OR SELL   # SHARES    TRADE       TRADE     INDIRECT)    (Y/N)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

      * FOR ANY COVERED INVESTMENT ACCOUNTS ESTABLISHED DURING THE QUARTER NOT PREVIOUSLY DISCLOSED TO COMPLIANCE, PROVIDE:

----------------------------------------------------------------------------------------
ACCOUNT LOCATION   ACCOUNT NUMBER   ACCOUNT REGISTRATION   DIRECT OWNER   INDIRECT OWNER
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

      This report excludes transactions with respect to which I had no direct or indirect influence or Control.

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                            3/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 3

SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING FOR THE SIXTY-DAY PERIOD FROM___________TO_____________

      During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same securities were effected or are proposed to be effected in covered securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. (Please provide information for the original and the proposed trade.)

------------------------------------------------------------------------------------------------------------------------
Transaction 1: [ ] authorized
               [ ] not authorized
------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date of Original   Buy/Sell/   Price per   Number of   Principal
and Account Number                  Name of security   Transaction        Other       Share       Shares      Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Transaction 2: [ ] authorized
               [ ] not authorized
------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date of Original   Buy/Sell/   Price per   Number of   Principal
and Account Number                  Name of security   Transaction        Other       Share       Shares      Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Transaction 3: [ ] authorized
               [ ] not authorized
------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date of Original   Buy/Sell/   Price per   Number of   Principal
and Account Number                  Name of security   Transaction        Other       Share       Shares      Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Transaction 4: [ ] authorized
               [ ] not authorized
------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date of Original   Buy/Sell/   Price per   Number of   Principal
and Account Number                  Name of security   Transaction        Other       Share       Shares      Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Transaction 5: [ ] authorized
               [ ] not authorized
------------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Date of Original   Buy/Sell/   Price per   Number of   Principal
and Account Number                  Name of security   Transaction        Other       Share       Shares      Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

      Reason for Transaction: __________________________________________________

      __________________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                            3/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 4

EMPLOYEE ENTERTAINMENT FORM WHEN ANTICIPATED BENEFIT WILL EXCEED $250

      1. Name and department of Acadian employee who will be attending the event:

            ____________________________________________________________________

      2.    Date of event:______________________________________________________

      3.    Location:___________________________________________________________

      4.    Purpose:____________________________________________________________

            ____________________________________________________________________

      5.    Name of Company sponsoring the event or offering the event:_________

      6.    Name and title of Company representative offering the event:________

      7.    Anticipated benefits and value received:____________________________

            ____________________________________________________________________

            ____________________________________________________________________

      8.    Have you received or accepted any other  entertainment or gifts from
            this individual or company since January 1 of this year?   Yes   No

      If Yes, provide details on when, what and what amount:____________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                            3/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 5

ACCESS PERSON QUARTERLY REPORT OF GIFTS OR ENTERTAINMENT RECEIVED FOR QUARTER ENDED______________(submit within 30 calendar days of quarter end)

      Acadian's gift policy limits the annual dollar amount of gifts an Access Person's can receive from any one company to $250 ($100 is the Access Person is also NASD licensed).

      There is no dollar limitation on entertainment however entertainment must not be extravagant or excessive. Permissible entertainment should occur at a venue where business is typically discussed, such as dinner or a sporting event, should be of reasonable value, and the person providing the entertainment should be present.

---------------------------------------------------------------------------------------------------------
                                                                  IF
                                            IF GIFT, NAME   ENTERTAINMENT,
                                 NAME OF     AND TITLE OF       NAME OF                        ACTUAL OR
   GIFT OR                       COMPANY      INDIVIDUAL     COMPANY REPS    DESCRIPTION OF   APPROXIMATE
ENTERTAINMENT   DATE RECEIVED   PROVIDING     PROVIDING     IN ATTENDANCE      GIFT/EVENT        VALUE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

NOTE: Supervisor signature is required if anything is being reported. If nothing to report, write none, sign, and submit to the Compliance Group.

            Supervisor __________________________   Date _______________________

                                                                            3/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 6

REPORT OF PARTNERSHIP INVOLVEMENT

The Code of Ethics requires any partnership or similar arrangement, either to be participated in or formulated by an employee to be disclosed to the CCO prior to involvement and on at least an annual basis thereafter. Please complete a SEPARATE REPORT FOR EACH PARTNERSHIP that you are involved with, addressing the following questions. Please respond "None" if appropriate, then sign and return.

      1.    Name of Partnership:__________________________________________

      2.    Type of Organization:_________________________________________

      3.    Your position:________________________________________________

      4.    Start Date of Affiliation:____________________________________

      5.    Any clients involved?                                         Yes      No

      6.    Do you have an equity interest in the partnership?            Yes      No

      7.    Are you compensated for your involvement?                     Yes      No

      8.    Do you have any investment responsibilities on behalf of the partnership?
                                                                          Yes      No

      9.    Is this partnership eligible for client investment?           Yes      No

      10.   Provide a description of your role and responsibilities:

            ___________________________________________________________________________

            ___________________________________________________________________________

            ___________________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                           03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 7

REPORT OF DIRECTORSHIP/RELATIONSHIP INVOLVEMENT

The Code of Ethics requires prior disclosure to the CCO, and at least annual disclosure thereafter, of your involvement as an Officer, Board of Director member, Trustee, Executive Member, or Controlling Person in any Business Venture including, but not limited to, investment organizations, including investment clubs. Please complete a separate report for each Directorship/Relationship that you are involved with addressing the following questions.

In addition, if your spouse, domestic partner or any immediate family member subject to your financial support is an OFFICER, BOARD OF DIRECTOR MEMBER, TRUSTEE, OR EXECUTIVE MEMBER OF A PUBLICLY TRADED COMPANY, please complete a copy of this report on their behalf to disclose each position.

Please respond "None" if appropriate, then sign and return.

      1.    Name of Company/Organization:__________________________________

      2.    Type of Company/Organization:__________________________________

      3.    Name of Person Involved:_______________________________________

      4.    Position:______________________________________________________

      5.    Start Date of Affiliation:______________________

      6.    Is this publicly traded company?                       Yes     No
            Ticker:______________________________

      7.    Are you compensated for your involvement?              Yes     No
            How:___________________________________________________________

      8.    Do you have any investment responsibilities on behalf of the company?
                                                                   Yes     No

      9.    Provide a description of your role and responsibilities:

            _____________________________________________________________________

            _____________________________________________________________________

            _____________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                           03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Ongoing Reporting - Exhibit 8

WRITTEN ACKNOWLEDGEMENT OF RECEIPT OF THE AMENDMENTS TO ACADIAN'S CODE OF ETHICS

      o I have received a copy of amendments to the Acadian Code of Ethics dated _______________.

      o I recognize that I and my immediate family members, as defined in the Code of Ethics, are subject to these amendments and all provisions of the Code.

      o     I have read and understand these amendments to the Code of Ethics.

      o I have had the opportunity to ask questions about any amendment that is unclear to me.

      o I agree to comply with these amendments and all other terms of the Code.

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                                           03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            New Hire - Exhibit A

WRITTEN ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS

      o I acknowledge receipt of and have access to a copy of the Acadian Code of Ethics dated ____________.

      o I recognize that I and my immediate family members, as defined in the Code of Ethics, are subject to the provisions of the Code.

      o     I have read and understand all provisions of the Code of Ethics.

      o I have received training on the Code and have had the opportunity to ask questions about any provisions that are unclear to me.

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 1 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            New Hire - Exhibit B

REPORTABLE PERSONAL INVESTMENT ACCOUNTS

As of my day of hire the following is a list of all the investment accounts reportable under the Code in which I have a direct or indirect interest and in which a reportable security under the Code of Ethics may be purchased.

--------------------------------------------------------------------------------------------
 ACCOUNT LOCATION    ACCOUNT NUMBER    ACCOUNT REGISTRATION   DIRECT OWNER   INDIRECT OWNER
--------------------------------------------------------------------------------------------
EXAMPLE: CHARLES
SCHWAB               XXXX-XXXXXXX      EMPLOYEE, IRA                X
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

      [ ]   check here if additional listings are attached

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 2 OF 5 -- 03/07

--------------------------------------------------------------------------------

* ON THE ACCOMPANYING PAGE ARE EXAMPLES FROM THE CODE OF ETHICS OF REPORTABLE ACCOUNTS AND REPORTABLE SECURITIES.

--------------------------------------------------------------------------------

                                                      New Hire - Exhibit B cont.

EXHIBIT B ADDITIONAL INFORMATION

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security covered by the Code is eligible for purchase. This typically includes:

o     individual and joint accounts

o     accounts in the name of an immediate family member as defined in the Code

o     accounts in the name of any individual subject to your financial support

o     trust accounts

o     estate accounts

o     accounts where you have power of attorney or trading authority

o other type of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

* Your 401K account held through Acadian is exempt from this requirement as account information is obtained directly by the Compliance Group.

For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

o     any stock or corporate bond;

o     investment or futures contracts with the exception of currency;

o     options or warrants to purchase or sell securities;

o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

o     ETFs and Depository receipts (ex. ADRs, EDRS and GDRs);

o Index funds, UlTs, foreign mutual funds, and closed-end investment companies;

o shares of open-end mutual funds that are advised or sub-advised by Acadian,

o     shares  open  ended  mutual  funds   advised  or   subadvised  by  Acadian
      affiliates, including all companies under the Old Mutual umbrella*; and

o     private investment funds, hedge funds, and investment clubs;

but specifically does not include:

o     direct obligations of the U.S. government;

o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

o shares issued by money market funds (domiciled inside or outside the United States);

o shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and

Old Mutual, Acadian's parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require preclearance prior to purchase but any purchases/holdings must be reported on your quarterly transactions report. Please consult this list when preparing the report. Any fund on the list advised or subadvised by Acadian remains subject to preclearance requirements.

                                                            FORM 2 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            New Hire - Exhibit C

REPORTABLE INVESTMENT HOLDINGS

As of my day of hire the following is a list of all my direct or indirect holdings in any reportable security* under the Code of Ethics. (In lieu of listing, you can attach a copy of your year-end statement for each account in which a reportable security was purchased.)

------------------------------------------------------------------------------------------------------------
                                                                    PRICE PER
                                                                   SHARE AS OF                 OWNERSHIP
   ACCOUNT     ACCOUNT     SECURITY        SYMBOL/                    12/31      PRINCIPLE        CODE
  LOCATION      NUMBER    NAME/TYPE         CUSIP    # OF SHARES    STATEMENT      AMOUNT    DIRECT/INDIRECT
------------------------------------------------------------------------------------------------------------
Example -
Fidelity      xxxx-xxxx   Microsoft/Stock  MSFT      250           26.50         6,625       D
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

[ ] check here if additional listings are attached

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 3 OF 5 -- 03/07

--------------------------------------------------------------------------------

* ON THE ACCOMPANYING PAGE ARE EXAMPLES FROM THE CODE OF ETHICS OF REPORTABLE ACCOUNTS AND REPORTABLE SECURITIES.

--------------------------------------------------------------------------------

                                                      New Hire - Exhibit C cont.

EXHIBIT C ADDITIONAL INFORMATION

For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

o     any stock or corporate bond;

o     investment or futures contracts with the exception of currency;

o     options or warrants to purchase or sell securities;

o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

o     ETFs and Depository receipts (ex. ADRs, EDRS and GDRs);

o Index funds, UlTs, foreign mutual funds, and closed-end investment companies;

o shares of open-end mutual funds that are advised or sub-advised by Acadian,

o     shares  open  ended  mutual  funds   advised  or   subadvised  by  Acadian
      affiliates, including all companies under the Old Mutual umbrella*; and

o     private investment funds, hedge funds, and investment clubs;

but specifically does not include:

o     direct obligations of the U.S. government;

o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

o shares issued by money market funds (domiciled inside or outside the United States);

o shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and

Old Mutual, Acadian's parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require preclearance prior to purchase but any purchases/holdings must be reported on your quarterly transactions report. Please consult this list when preparing the report. Any fund on the list advised or subadvised by Acadian remains subject to preclearance requirements.

                                                            FORM 3 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            New Hire - Exhibit D

REPORT OF PARTNERSHIP INVOLVEMENT

The Code of Ethics requires any partnership or similar arrangement, either to be participated in or formulated by an employee to be disclosed to the CCO prior to involvement and on at least an annual basis thereafter. Please complete A SEPARATE REPORT FOR EACH PARTNERSHIP that you are involved with, addressing the following questions. Please respond "None" if appropriate, then sign and return.

      1.    Name of Partnership:_______________________________________

      2.    Type of Organization:______________________________________

      3.    Your position:_____________________________________________

      4.    Start Date of Affiliation:_________________________________

      5.    Any clients involved?                                         Yes              No

      6.    Do you have an equity interest in the partnership?            Yes              No

      7.    Are you compensated for your involvement?                     Yes              No

      8.    Do you have any investment responsibilities on behalf of the partnership?
                                                                          Yes              No

      9.    Is this partnership eligible for client investment?           Yes              No

      10.   Provide a description of your role and responsibilities:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 4 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            New Hire - Exhibit E

REPORT OF DIRECTORSHIP/RELATIONSHIP INVOLVEMENT

The Code of Ethics requires prior disclosure to the CCO, and at least annual disclosure thereafter, of your involvement as an Officer, Board of Director member, Trustee, Executive Member, or Controlling Person in any Business Venture including, but not limited to, investment organizations, including investment clubs. Please COMPLETE A SEPARATE REPORT FOR EACH DIRECTORSHIP/RELATIONSHIP that you are involved with, addressing the following questions.

In addition, if your spouse, domestic partner or any immediate family member subject to your financial support is an OFFICER, BOARD OF DIRECTOR MEMBER, TRUSTEE, OR EXECUTIVE MEMBER OF A PUBLICLY TRADED COMPANY, please complete a copy of this report on their behalf to disclose each position.

Please respond "None" if appropriate, then sign and return.

      1.    Name of Company/Organization:______________________________________

      2.    Type of Company/Organization:______________________________________

      3.    Name of Person Involved:___________________________________________

      4.    Position:__________________________________________________________

      5.    Start Date of Affiliation:_________________________________________

      6.    Is this publicly traded company?                              Yes              No
            Ticker:________________________________

      7.    Are you compensated for your involvement?                     Yes              No
            How:__________________________________________________________________________

      8.    Do you have any investment responsibilities on behalf of the company?
                                                                          Yes              No

      9.    Provide a description of your role and responsibilities:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 5 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Year End - Exhibit A

200___ Year-End Code of Ethics Reporting
ANNUAL  CERTIFICATION  AND  WRITTEN  ACKNOWLEDGEMENT  OF  RECEIPT OF THE CODE OF
ETHICS

      o I acknowledge receipt of and have access to a copy of the Acadian Code of Ethics dated ____________

      o I recognize that I and my immediate family members, as defined in the Code of Ethics, are subject to the provisions of the Code.

      o     I have read and understand all provisions of the Code of Ethics.

      o I have received training on the Code and have had the opportunity to ask questions about any provisions that are unclear to me.

      o It is my belief that I have complied with the provisions of the Code of Ethics during the past year including the reporting of all securities transactions.

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 1 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Year End - Exhibit B

200___ YEAR-END CODE OF ETHICS REPORTING
REPORTABLE PERSONAL INVESTMENT ACCOUNTS AS OF DECEMBER 31, 200___

We have enclosed a list of accounts that we have on record for you as of December 31, 200___. Please review the list carefully and note any inaccuracies on the form. If the list is current and contains all your reportable accounts* please confirm by providing your initials below and signing this form.

CONFIRMATION THAT ACCOUNT LIST IS CURRENT AND ACCURATE
------------------------------------------------------

I have reviewed the account list provided and can confirm as of December 31, 200___ that it reflects all reportable accounts that I control or may benefit from. _______________
                      (initials)

DISCLOSURE OF ADDITIONAL REPORTABLE ACCOUNTS
--------------------------------------------

I have control over or benefit from the following reportable accounts that were not reflected on the list of accounts that was provided to me.

------------------------------------------------------------------------------------------
ACCOUNT LOCATION   ACCOUNT NUMBER   ACCOUNT REGISTRATION   DIRECT OWNER   INDIRECT OWNER
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 2 OF 5 -- 03/07

--------------------------------------------------------------------------------

* ON THE ACCOMPANYING PAGE ARE EXAMPLES FROM THE CODE OF ETHICS OF REPORTABLE ACCOUNTS AND REPORTABLE SECURITIES.

--------------------------------------------------------------------------------
                                                      Year End - Exhibit B cont.

EXHIBIT B ADDITIONAL INFORMATION

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security covered by the Code is eligible for purchase. This typically includes:

o     individual and joint accounts

o     accounts in the name of an immediate family member as defined in the Code

o     accounts in the name of any individual subject to your financial support

o     trust accounts

o     estate accounts

o     accounts where you have power of attorney or trading authority

o other type of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

* Your 401K account held through Acadian is exempt from this requirement as account information is obtained directly by the Compliance Group.

For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

o     any stock or corporate bond;

o     investment or futures contracts with the exception of currency;

o     options or warrants to purchase or sell securities;

o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

o     ETFs and Depository receipts (ex. ADRs, EDRS and GDRs);

o Index funds, UlTs, foreign mutual funds, and closed-end investment companies;

o shares of open-end mutual funds that are advised or sub-advised by Acadian,

o     shares  open  ended  mutual  funds   advised  or   subadvised  by  Acadian
      affiliates, including all companies under the Old Mutual umbrella*; and

o     private investment funds, hedge funds, and investment clubs;

but specifically does not include:

o     direct obligations of the U.S. government;

o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

o shares issued by money market funds (domiciled inside or outside the United States);

o shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and

Old Mutual, Acadian's parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require preclearance prior to purchase but any purchases/holdings must be reported on your quarterly transactions report. Please consult this list when preparing the report. Any fund on the list advised or subadvised by Acadian remains subject to preclearance requirements.

                                                            FORM 2 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Year End - Exhibit C

200___ YEAR-END CODE OF ETHICS REPORTING
REPORTABLE INVESTMENT HOLDINGS AS OF DECEMBER 31, 200___

I.    CONFIRMATION THAT INVESTMENT HOLDINGS  SPREADSHEET IS CURRENT AND ACCURATE
--    --------------------------------------------------------------------------
OR THAT CHANGES HAVE BEEN MADE TO THE SPREADSHEET
-------------------------------------------------

I have reviewed the spreadsheet of investment holdings* provided to me and can confirm as of

December 31, 200___ that it reflects all reportable investment holdings that I control or may benefit from or has been amended to reflect such holdings. _______________________. (Please sign below in addition.)
          (initials)

II.   DISCLOSURE OF ADDITIONAL INVESTMENT HOLDINGS
---   --------------------------------------------

The holdings information that was provided to me is not complete. I own or benefit from the ownership of the following reportable investment holdings that were not reflected on the spreadsheet of investment holdings provided to me. (Please complete the table and sign below.)

----------------------------------------------------------------------------------------------------------------------
                                                                         PRICE PER
                                                                        SHARE AS OF                      OWNERSHIP
 ACCOUNT      ACCOUNT        SECURITY       SYMBOL/                        12/31        PRINCIPAL           CODE
 LOCATION      NUMBER       NAME/TYPE        CUSIP      # OF SHARES      STATEMENT        AMOUNT      DIRECT/INDIRECT
----------------------------------------------------------------------------------------------------------------------
Example -
Fidelity     xxxx-xxxx   Microsoft/Stock   MSFT        250             26.50           6,625          D
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

[ ] check here if additional listings are attached

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 3 OF 5 -- 03/07

--------------------------------------------------------------------------------

* ON THE ACCOMPANYING PAGE ARE EXAMPLES FROM THE CODE OF ETHICS OF REPORTABLE ACCOUNTS AND REPORTABLE SECURITIES.

--------------------------------------------------------------------------------
                                                      Year End - Exhibit C cont.

EXHIBIT C ADDITIONAL INFORMATION

For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

o     any stock or corporate bond;

o     investment or futures contracts with the exception of currency;

o     options or warrants to purchase or sell securities;

o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

o     ETFs and Depository receipts (ex. ADRs, EDRS and GDRs);

o Index funds, UlTs, foreign mutual funds, and closed-end investment companies;

o shares of open-end mutual funds that are advised or sub-advised by Acadian,

o shares open ended mutual funds advised or subadvised by Acadian affiliates, including all companies under the Old Mutual umbrella*; and

o     private investment funds, hedge funds, and investment clubs;

but specifically does not include:

o     direct obligations of the U.S. government;

o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

o shares issued by money market funds (domiciled inside or outside the United States);

o shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and

Old Mutual, Acadian's parent company, provides Acadian with a quarterly update of all affiliated funds. Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet. These funds do not require preclearance prior to purchase but any purchases/holdings must be reported on your quarterly transactions report. Please consult this list when preparing the report. Any fund on the list advised or subadvised by Acadian remains subject to preclearance requirements.

                                                            FORM 3 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Year End - Exhibit D

200___ YEAR-END CODE OF ETHICS REPORTING
REPORT OF PARTNERSHIP INVOLVEMENT

The Code of Ethics requires any partnership or similar arrangement, either to be participated in or formulated by an employee to be disclosed to the CCO prior to involvement and on at least an annual basis thereafter. As of December 31, 200___, please complete a separate report for each partnership that you are involved with addressing the following questions. Please respond "None" and sign and return if appropriate.

      1.    Name of Partnership:________________________________

      2.    Type of Organization:_______________________________

      3.    Your position:______________________________________

      4.    Start Date of Affiliation:__________________________

      5.    Any clients involved?                                   Yes      No

      6.    Do you have an equity interest in the partnership?      Yes      No

      7.    Are you compensated for your involvement?               Yes      No

      8.    Do you have any investment responsibilities on behalf of the partnership?
                                                                    Yes      No

      9.    Is this partnership eligible for client investment?     Yes      No

      10.   Provide a description of your role and responsibilities:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 4 OF 5 -- 03/07

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Year End - Exhibit E

200___ YEAR-END CODE OF ETHICS REPORTING
REPORT OF DIRECTORSHIP/RELATIONSHIP INVOLVEMENT

The Code of Ethics requires prior disclosure to the CCO, and at least annual disclosure thereafter, of your involvement as an Officer, Board of Director member, Trustee, Executive Member, or Controlling Person in any Business Venture including, but not limited to, investment organizations, including investment clubs. As of December 31, 200___, please complete a separate report for each Directorship/Relationship that you are involved with addressing the following questions.

In addition, if your spouse, domestic partner or any immediate family member subject to your financial support is an Officer, Board of Director member, Trustee, or Executive Member of a publicly traded company, please complete a copy of this report on their behalf to disclose each position.

Please respond "None" and sign and return if appropriate.

      1.    Name of Company/Organization:_____________________________

      2.    Type of Company/Organization:_____________________________

      3.    Name of Person Involved:__________________________________

      4.    Position:_________________________________________________

      5.    Start Date of Affiliation:____________________

      6.    Is this publicly traded company?                    Yes      No
            Ticker:___________________________________

      7.    Are you compensated for your involvement?           Yes      No
            How:_________________________________________________________

      8.    Do you have any investment responsibilities on behalf of the company?
                                                                Yes      No

      9.    Provide a description of your role and responsibilities:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            Access Person Name                      Compliance
            _____________________________________   ____________________________

            Access Person Signature                 Date
            _____________________________________   ____________________________

            Date
            _____________________________________

                                                            FORM 5 OF 5 -- 03/07

--------------------------------------------------------------------------------

                       THIS PAGE LEFT BLANK INTENTIONALLY.

Appendix B: Answers to Commonly Asked Questions

I.    GENERAL QUESTIONS

I AM A NEW EMPLOYEE. WHAT FORMS DO I FILL OUT?

New employees are required to fill out the following 5 forms (New Hire exhibits A-E):

o Written Acknowledgment of Receipt of Acadian's Code of Ethics, New Hire Exhibit A

o     Reportable Investment Accounts, New Hire Exhibit B

o     Reportable Securities Holdings, New Hire Exhibit C

o     Report of Partnership Involvement, New Hire Exhibit D

o     Report of Director/Relationship Involvement, New Hire Exhibit E

These forms must be completed and returned to the Compliance Officer no later than 10 business days after the employee's start date.

WHERE CAN I FIND A LIST OF MUTUAL FUNDS THAT ARE ADVISED OR SUB-ADVISED BY ACADIAN AFFILIATES?

A complete list of mutual funds that are advised or sub-advised by Acadian or one of Acadian's affiliates (including all companies under the Old Mutual umbrellas) is maintained on the Compliance page of the Acadian intranet. Old Mutual updates this list quarterly and the updated list is posted to the intranet upon receipt. The most recent list is available on Acadian's employee website.

WHO IS COVERED BY THE CODE?

"Access Person" includes:

a. Any officer, director or employee of Acadian (or other person occupying a similar status or performing a similar function);

b. Any other person who provides advice on behalf of Acadian and is subject to Acadian's supervision and control;

c.    Any  temporary  worker,   consultant,   independent  contractor,   or  any
      particular person designated by the Compliance Group;

d. An immediate family member is defined to include any relative by blood or marriage living in an Access Person's household subject to the Access Person's financial support or any other individual living in the household subject to the Access Person's financial support (spouse, minor children, a domestic partner etc.).

e. Any person whose account you have a direct or indirect beneficial interest in, including investment accounts where you act as trustee, power of attorney or have some sort of legal authority.

"Access Person" is a person who:

a. has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any investment company Acadian or its control affiliates manage;

b. is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

c. is a director or officer of Acadian (or other person occupying a similar status or performing a similar function).

Which accounts require notice and approval and how do I notify you of a new investment account?

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security covered by the Code is eligible for purchase or sale. This typically includes:

o     individual and joint accounts

o     accounts in the name of an immediate family member as defined in the Code

o     accounts in the name of any individual subject to your financial support

o     trust accounts

o     estate accounts

o     accounts where you have power of attorney or trading authority

o other type of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

* Your 401K account held through Acadian is exempt from this requirement as account information is obtained directly by the Compliance Group.

Notification of covered investment accounts can be made as follows:

1. New Hires should utilize "New Hire" Exhibit B to report any existing "covered accounts" at the time of hire with Acadian.

2. Any "covered account" established after an Access Person is associated with Acadian should be reported as part of a Preclearance Form (Exhibit 1) or on the Quarterly Transaction report (Exhibit 2).

DO I HAVE TO REPORT OR PRECLEAR TRANSACTIONS IN MY ACADIAN 401K?

No, employees are not required to report or preclear transactions that they make in their 401K accounts.

WHAT TYPE OF SECURITIES REQUIRE PRECLEARANCE AND HOW DO I GET A TRADE APPROVED?

Transactions in the following covered securities must be "precleared" with the Compliance Group in accordance with the procedures outlined herein prior to be executed:

o     any stock or corporate bond;

o     investment or futures contracts with the exception of currency;

o     options or warrants to purchase or sell securities;

o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

o     ETFs and Depository receipts (e.g. ADRs, EDRs and GDRs);

o Index funds, UlTs, foreign mutual funds, and closed-end investment companies;

o shares of open end mutual funds that are advised or sub-advised by Acadian,

o     shares open end mutual funds advised or subadvised by Acadian; and

o     private investment funds, hedge funds, and investment clubs.

Additional types of securities may be added to the preclearance requirements at the discretion of the Compliance Committee as new types of securities are offered and traded in the market and/or Acadian's business changes. For example, this may include the requirement to preclear foreign currency futures, options and forwards.

All transactions in these security types must be pre-cleared by a member of the Compliance group. Preclearance is effective only until the close of trading in the US markets on the day

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granted.  To obtain trading  approval,  please complete the Personal  Securities
Transaction Preclearance form (exhibit 1 in the Code) which is available on the employee web site.

HOW LONG IS A PRECLEARANCE GOOD FOR?

Preclearance is effective only until the close of trading in the US markets on the day granted.

HOW LONG DO I HAVE TO WAIT BEFORE I CAN SELL A STOCK?

Unless a member of the Compliance Group grants an exception, no Access Person may profit in the purchase or sale, or sale and purchase of the same securities within 60 calendar days. Trades made in violation of this prohibition should be unwound immediately if possible. Otherwise, any profits realized on such a transaction are subject to disgorgement to a charity designated by Acadian or to a client if appropriate.

HOW CAN I OBTAIN PRE-CLEARANCE FOR A SHORT-TERM TRADE (LESS THAN 60 DAYS BETWEEN TRADES)?

The short-term trade can only be executed with the prior approval of a member of the Compliance Group. To submit a request for approval of a short-term trade, please complete the Short-Term Trading Reporting and Approval form (exhibit 3 in the Code) which is available on the employee web site.

DOES ACADIAN HAVE A BLACKOUT PERIOD? IF SO, ARE THERE ANY EXCEPTIONS?

No personal trades will be permitted in any individual security on the same day that Acadian trades that security or a similar line of the same security on behalf of any client.

For purposes of clarity, this applies to any individual stock, bond, ETF, Depository Receipt, and to any individual security underlying any Depository Receipt or a different class of the security being traded. For example, the purchase of a ADR would not be permitted if we were trading in the underlying security and vice versa.

Should Acadian expand it currency trading beyond our current practices to include forwards, swaps and options, certain currency trading may also be subject to blackout restrictions.

There will be certain restrictions applied to personal trading that may take place 2 days after Acadian trades or 2 days prior to Acadian trading in the same or similar line of the same security on behalf of any client.

(i)   Securities with market capitalization under US$5B

For any personal trades requested in a individual stock, bond, ETF, Depository Receipt, and any individual security underlying any Depository Receipt with market capitalization under $5B, the Compliance Group will review the firm's trading to determine if the position has been traded on behalf of a client within the last 2 trading days. If the position was traded, then the maximum transaction amount that will be approved for a personal trade is $25,000.

If the position was not traded 2 days prior to trade date and is not being traded on the date the personal trade is requested, the trade is still subject to potential blackout restrictions for 2 trade days after the personal trade is executed should Acadian trade in that position on behalf of a client. Similar to the above, a personal trade in a security with market capitalization under $5B in an amount less than $25,000 will be permitted and not subject to a blackout restriction even if Acadian trades in the position for a client during the 2 days after trade date.

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However, a trade in a security with market capitalization under $5B in an amount greater than $25,000 would be subject to Compliance action and blackout restrictions if Acadian trades in the position during the 2 days after trade date. An Access Person proceeding with such a trade does so subject to the risk that Acadian will trade in the same position for a client within the 2 days after their trade was approved by the Compliance Group. Should this occur, the Compliance Group will work with the Access person to either "bust" the trade in its entirety or to amend the trade to an amount of $25,000 or less.

(ii)  Securities with market capitalization over US$5B

For securities with market capitalization in excess of $5B and all other types of covered securities as defined in the Code no transaction limits are in place. However, before "preclearing" any trade the Compliance Group will analyze the Access Person's trading for patterns that may indicate potential compliance issues including active/intentional front running, excessive trading, or any pattern of trading that may raise concerns that the Access Person is inappropriately taking advantage of their position at Acadian. The short-term trading restrictions apply.

The following transactions are exempt from the Code's preclearance, blackout and short-term trading requirements:

1. purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control including accounts in which the Access Person has granted to a broker, dealer, trust officer or other third party non-Access Person full discretion to execute transactions on behalf of the Access Person without consultation or Access Person input or direction.

2.    purchases or sales which are involuntary on the part of the Access Person;

3.    purchases or sales within Acadian's 401k plan;

4. purchases or sales which are part of an automatic dividend reinvestment plan;

5. purchases or sales effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

6. purchases or sales of currencies and interest rate instruments or futures or options on them.

WHAT IS ACADIAN'S GIFT AND ENTERTAINMENT POLICY?

Persons may not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision making or make them feel beholden to a person or firm. Access Persons are expressly prohibited from considering gifts, gratuities or entertainment when choosing brokers or vendors. Similarly, Access Persons may not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Acadian or the Access Person. For purposes of the Code, value of gifts or services received or offered may not exceed $250 ($100 if the Access Person is registered with the NASD). If the anticipated value of the entertainment is expected to exceed $250 per person, preapproval from a supervisor is required prior to acceptance of the entertainment. Persons may provide or accept an occasional business entertainment event, at a venue where business is typically discussed, such as dinner or a sporting event, of reasonable value, provided that the person or a representative of the entity providing the entertainment is present.

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Approval for such events should be solicited  using the  Entertainment  Approval
form   (exhibit  4).  All   employees  are  required  to  report  any  gifts  or
entertainment received within 30 calendar days of the end of each calendar quarter on the Gift and Entertainment Reporting form (exhibit 5).

WHAT IS THE POLICY REGARDING POLITICAL CONTRIBUTIONS? CHARITABLE CONTRIBUTIONS?

Acadian and all Access Persons are prohibited from making political contributions to any candidate or party for the purpose of obtaining or retaining advisory contracts. This includes contributing to any candidate involved with or having any influence over the investment manager selection process. Acadian as a firm does not make political contributions. Access persons are prohibited from making a political contribution to any candidate for office in a state or district for which the employee is not eligible to vote if that candidate would be eligible to participate in directing investment management business

Although Acadian encourages its Access Persons to be charitable, no donations should be made or should appear to have been made for the purpose of obtaining or retaining client business. Any client or prospect request to Acadian or an Acadian employee for a charitable donation should be brought to the attention of the Compliance Committee. Any donation made by the firm or an employee to a client or prospect charity should be nominal so as not appear to have been made to obtain or retain the business.

II.   FIDUCIARY DUTY AND CONFLICTS OF INTEREST

HOW SHOULD CONFLICTS OF INTEREST BE HANDLED?

The Company and its Access Persons have a fiduciary duty to act for the benefit of the Clients and to take action on the Clients' behalf before taking action in the interest of any Access Person or the Company.

The manner in which any Access Person discharges this fiduciary duty depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an Access Person may be prohibited from engaging in the transaction regardless of whether the Client consents.

The Client's consent will not in all cases insulate the Access Person against a claim of breach of the Access Person's fiduciary duty. Full disclosure of all material facts must be given if consent is to be effective. As a result, consents concerning possible future breaches of laws will not usually work. However, waivers of known past violations may be effective. In addition, a Client under the control and influence of the Access Person or who has come to rely on the Access Person's investment decisions cannot effectively consent to a conflict of interest or breach of fiduciary duty. Consent must be competent, informed and freely given.

The duty to disclose and obtain a Client's consent to a conflict of interest must always be undertaken in a manner consistent with the Access Person's duty to deal fairly with the Client. Therefore, even when taking action with a Client's consent, each Access Person must always seek to assure that the action taken is fair to the Client.

If any Access Person is faced with any conflict of interest, he or she should consult the Chief Compliance Officer or designee prior to taking any action.

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III.  MATERIAL INSIDE INFORMATION

WHO IS SUBJECT TO THE INSIDER TRADING RULES?

All Company staff and all persons -- friends, relatives, business associates and others -- who receive nonpublic material inside information from Company staff concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules. It does not matter whether the issuer is public or private.

At the Company, the rules apply to officers, marketing, advisory, administrative, secretarial, or other staff. Furthermore, if any Access Person gives nonpublic material inside information concerning an issuer of securities to a person outside the Company and that person trades in securities of that issuer, the Access Person and that person may have both civil and criminal liability.

WHAT IS "MATERIAL INSIDE INFORMATION"?

Generally speaking, material inside information is significant information about an issuer's business or operations (past, present or prospective) that becomes known to an Access Person and which is not otherwise available to the public. While the exact meaning of the word "material" is not entirely clear, it turns on whether the information about an issuer would influence an investor in any investment decision concerning that issuer's securities and whether the information has not already been disclosed to the public. Under current court decisions, it makes no difference whether the material inside information is good or bad. Needless to say, if the undisclosed information would influence an Access Person's own decision to buy or sell or to trade for a Client or the Company, the information probably is material and an Access Person should not trade or permit the Company to trade for a Client or itself until it has been publicly disclosed.

HOW DOES "MATERIAL INSIDE INFORMATION" DIFFER FROM "CONFIDENTIAL INFORMATION"?

Here is an example that should clarify the difference between the two. Suppose the Company is engaged by the president of a publicly traded corporation to provide advice concerning her personal pension fund and while working on the matter an Access Person learns the amount of alimony she pays to her former spouse. That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation's securities (i.e., it is not material) and, in fact, it probably is not "inside information" about the corporation itself. Accordingly, an Access Person of the Company could buy or sell securities of that issuer so long as the Access Person possesses no material nonpublic information about the corporation. But disclosure of the president's alimony payments would be entirely improper and in breach of fiduciary duty.

In other words, confidential information should never be disclosed, but it is not always material inside information. Knowing it is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

ARE THERE CERTAIN KINDS OF INFORMATION THAT ARE PARTICULARLY LIKELY TO BE "MATERIAL INSIDE INFORMATION"?

Yes. While the following list is by no means complete, information about the following subjects is particularly sensitive:

a.    Dividends, stock dividends and stock splits.

b.    Sales and earnings and forecasts of sales and earnings.

c.    Changes in previously disclosed financial information.

d. Corporate acquisitions, tender offers, major joint ventures or merger proposals.

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e.    Significant negotiations, new contracts or changes in significant business relationships.

f.    Changes in Control or a significant change in management.

g.    Adoption of stock option plans or other significant compensation plans.

h.    Proposed public or private sales of additional or new securities.

i.    Significant changes in operations.

j.    Large sales or purchases of stock by principal stockholders.

k. Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.

l.    Significant increases or declines in backlogs of orders.

m.    Significant new products to be introduced.

n.    Write-offs.

o.    Changes in accounting methods.

p. Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

q. Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

r. Significant reductions in the availability of goods from suppliers or shortages of these goods.

s.    Extraordinary borrowings.

t.    Major litigation.

u. Governmental investigations concerning the Company or any of its officers or directors.

v.    Financial liquidity problems.

w.    Bankruptcy proceedings.

x.    Establishment of a program to repurchase outstanding securities.

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WHAT IS THE LAW REGARDING THE USE OF MATERIAL INSIDE INFORMATION?

Federal law, and the policy of the Company, prohibit any Access Person from using material inside information, whether obtained in the course of working at the Company or otherwise, for his or her private gain, for the Company's gain or for a Client's gain and prohibit any Access Person from furnishing such information to others for their private gain. This is true whether or not the information is considered "confidential". When in doubt, the information should be presumed to be material and not to have been disclosed to the public. No trades should be executed for any Access Person, any Client or for the Company, if the person executing the trade or the Company has material inside information about the issuer.

WHAT IS "TIPPING"?

UNDER THE FEDERAL SECURITIES LAWS, IT IS ILLEGAL TO DISCLOSE (OR "TIP") MATERIAL INSIDE INFORMATION TO ANOTHER PERSON WHO SUBSEQUENTLY USES THAT INFORMATION FOR HIS OR HER PROFIT.

Questions regarding whether such information may constitute "inside" information should be referred to the Chief Compliance Officer.

TO WHOM MUST MATERIAL INSIDE INFORMATION BE DISCLOSED BEFORE AN ACCESS PERSON CAN TRADE?

To the public. Public disclosure of material events is usually made by means of an official press release or filing with the SEC. An Access Person's disclosure to a broker or other person will not be effective, and such Access Person may face civil or criminal liability if such Access Person (or the person to whom the Access Person makes disclosure) trades on the basis of the information. Company staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

HOW DOES AN ACCESS PERSON KNOW WHETHER PARTICULAR MATERIAL INSIDE INFORMATION HAS BEEN PUBLICLY DISCLOSED?

If an Access Person sees information in a newspaper or public magazine, that information will clearly have been disclosed. Information in a filing with the SEC or a press release will also have been disclosed. However, the courts have said that one should wait for a reasonable period of time after the publication, filing or release date to assure that the information has been widely disseminated and that the public has had sufficient time to evaluate the news. If any Access Person has any questions about whether information has been disclosed, such Access Person should not trade in the affected securities.

WHAT MUST AN ACCESS PERSON DO WITH RESPECT TO MATERIAL INSIDE INFORMATION OBTAINED AFTER A DECISION IS ALREADY MADE OR BUY OR SELL THAT SECURITY?

Company staff may not purchase or sell any securities about which they have inside information for their own, the Company's or for a Client's account or cause Clients to trade on such information until after such information becomes public. The foregoing prohibition applies whether or not the material inside information is the basis for the trade. Company staff should be alert for information they receive about issuers on their recommendation or approved lists that may be material inside information. Whenever Company staff come into possession of what they believe may be material nonpublic information about an issuer, they should notify the Chief Compliance Officer because the Company as a whole may have an obligation not to trade in the securities of the issuer.

WHO IS AVAILABLE FOR ADDITIONAL ADVICE OR ADVICE ABOUT A PARTICULAR SITUATION?

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The Chief  Compliance  Officer or his designee will oversee matters  relating to inside information and prohibitions on insider trading. Currently, all questions should be addressed to any member of the Compliance Group.

IV.   CONFIDENTIAL INFORMATION

WHAT IS CONFIDENTIAL INFORMATION?

An investment adviser has a fiduciary duty to its Clients not to divulge information obtained in connection with its services as an adviser. Therefore, all information, whether of a personal or business nature, that an Access Person obtains about a Client's affairs during employment with the Company should be treated as confidential both during the Access Persons employment and after employment terminates. Such information may sometimes include information about non-Clients, and that information should likewise be held in confidence. Even the fact that the Company advises a particular Client should ordinarily be treated as confidential.

WHO IS SUBJECT TO THE COMPANY'S POLICIES CONCERNING CONFIDENTIAL INFORMATION?

All personnel -- officers and advisory, marketing, administrative and secretarial staff -- are subject to these policies. (For the sake of convenience, this group is sometimes referred to in this memorandum as "Company staff").

WHAT ARE THE DUTIES AND RESPONSIBILITIES OF COMPANY STAFF WITH RESPECT TO CONFIDENTIAL INFORMATION?

Since an investment adviser has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser, Company staff must not repeat or disclose confidential information received from or about Clients outside the Company to anyone, including relatives, friends or strangers. Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and the Company substantial injury. Failure to comply with this policy may have very serious consequences for Company staff and for the Company, including termination and criminal action.

WHAT ARE SOME STEPS THAT COMPANY STAFF CAN TAKE TO ASSURE THAT CONFIDENTIAL INFORMATION IS NOT DISCLOSED TO PERSONS OUTSIDE THE OFFICE?

There are a number of steps Company staff should take to help preserve Client and other confidences, including the following:

i. Company staff should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

ii. Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside the Company. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

iii. If an Access Person uses a speakerphone, the Access Person should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an Access Person knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

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iv.   In  especially  sensitive  situations,  it may be  necessary  to establish barriers to the exchange of information within the Company and to take other steps to prevent the leak of confidential information.

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